EXHIBIT 5


                               Opinion of Counsel


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

                                 Mark S. Pierce
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February 5, 1999                                                    REGULAR MAIL

Board of Directors, CNH Holdings
1420 North Longview Street
Kilgore TX 75662

Re: Form S-8 Filing

Gentlemen:

As special securities counsel for CNH Holdings, a Nevada corporation (the "Company"), I am furnishing this opinion to you in compliance with the referenced matter, and am familiar with the Company's articles of incorporation and its corporate powers, franchises and other rights under which it carries on its business. I am also familiar with the Company's Bylaws, minute book and other corporate records. For the purpose of the opinions expressed below, I have examined, among other things, the registration statement on Form S-8 to be filed in regards of the above offering (the "Registration Statement"), and have supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration Statement and, as contemplated thereby, the authorization and issuance of the options and/or shares of common stock to be issued thereunder. In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and of other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions. Moreover, I have with your approval relied as to factual matters stated therein on the certificates of public officials, and I have assumed, but not independently verified, that the signatures on all documents which I have examined are genuine and that the persons signing such had the capacity to do so. This opinion further expressly assumes that the options and/or shares covered by the Registration Statement will be issued in conformity with the terms and conditions applicable thereto.

Based upon and subject to the forgoing, I am of the opinion that the issuance and sale of the options and/or stock in this offering have been duly and validly authorized and upon delivery to the recipients of these securities in accordance with the terms and conditions of the exhibits to the Form S-8 will have been duly authorized, validly issued, fully paid for and nonassessable.

I am admitted to practice before the Bar of the State of Colorado only. I am not admitted to practice in any other jurisdiction in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and are believed to be correct, but I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific enforcement or of injunctive relieve is subject to the discretion of the court before which any proceeding thereof may be brought. This opinion is furnished by me to you as counsel for the Company, is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose, other than as set forth in my consent to the use of the same in the Form S-8.

Very truly yours,
/s/ Mark S. Pierce
Mark S. Pierce

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                            1999 Broadway, Ste. 3235
             (303) 292-2992 (Telephone); (303) 292-2882 (Facsimile);
                           mspazstock@worldnet.att.net
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